UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 28, 2011

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Severance Agreements

On November 28, 2011, the Company amended and restated the Executive Severance Agreements, each dated as of January 1, 2010 (each as amended to date, the “Severance Agreements”), between the Company and its executive officers, Andrew A. Krakauer (President and Chief Executive Officer), Seth R. Segel (Executive Vice President), Craig A. Sheldon (Senior Vice President, Chief Financial Officer and Treasurer) and Eric W. Nodiff (Senior Vice President, General Counsel and Secretary).  Messrs. Krakauer, Segel, Sheldon and Nodiff are collectively referred to herein as the “Executives.”

As previously disclosed in the Company’s prior SEC filings, all of the Severance Agreements are based on the same form of agreement.  The amendments to the Severance Agreements were made primarily to ensure consistency among the Severance Agreements and the Cantel Medical Corp. 2006 Equity Incentive Plan, the Cantel Medical Corp. Annual Incentive Compensation Plan and the Cantel Medical Corp. Long Term Incentive Plan.  All capitalized terms set forth in this section have the meanings set forth in the Severance Agreements. A summary of the material terms of the Severance Agreements, as amended, is as follows:

Term:  The Severance Agreements commenced as of January 1, 2010 and expire on July 31, 2013; but automatically renew on July 31 of each year for another year unless either the Company or the Executive has provided at least 6 months’ notice prior to such date that the term will not be extended. However, if a Change of Control occurs, the term will not end before the second anniversary of the Change in Control.

Accrued Compensation:  Upon termination of employment for any reason, the Executive will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off (PTO) through the termination date, and (c) reimbursement of expenses.

Non-Change of Control Severance: Subject to certain conditions (e.g., signing a Release), if an Executive’s employment is terminated (i) by the Company for any reason other than for Cause, Unacceptable Performance, Disability, or death or (ii) by the Employee for Adequate Reason, then the Executive will be entitled to the following, unless termination occurs during a Change in Control Coverage Period:

(a)                                  One year’s base salary (18 months in the case of the CEO or any Executive who has completed at least 15 years of employment with the Company), paid in a lump sum.

(b)                                 If the termination occurs subsequent to a fiscal year end in which the Executive did not yet receive his earned bonus, then the Executive will be entitled to his bonus to the extent earned under his applicable bonus plan.

(c)                                  For the partial fiscal year in which the termination occurs, the Executive will be entitled to a pro-rated bonus (based on number of full or partial months the Executive worked in the partial fiscal year) to the extent such bonus would have been earned under the applicable bonus plan if his employment had continued through the next bonus payment date; provided, however, that if a Bonus Plan has not been finalized for the partial fiscal year in which the termination occurs, the pro-rated bonus will be equal to the product of the (i) greater of (A) a percentage of the Executive’s base salary (which may range from 45% to 70%) or (B) the average of the prior two years’ bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months the Executive worked in the partial fiscal year, and (y) the denominator of which is 12.

(d)                                 12 months (18 months in the case of the CEO or any executive who has completed at least 15 years of employment with the Company) of COBRA benefit premiums.

(e)                                  12 months of outplacement services, up to $20,000.

Change of Control Severance: Subject to certain conditions (e.g., signing a Release), if an Executive is terminated during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control), the Executive will be entitled to the following compensation if (A) the Company terminates the Executive’s employment (other than a termination for Cause or death), or (B) the Executive voluntarily terminates his employment for Adequate Reason or Good Reason:

(a)                                  Two times the sum of (i) the Executive’s base salary and (ii) the greater of (A) a percentage of the Executive’s base salary (which may range from 45% to 70%) or (B) the average of the prior two years’ bonuses.

(b)                                 For the partial fiscal year in which the termination occurs, the Executive will be entitled to a pro-rata bonus equal to the product of the (i) greater of (A) a percentage of the Executive’s base salary (which may range from 45% to 70%) or (B) the average of the prior two years’ bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months the Executive worked in the partial fiscal year, and (y) the denominator of which is 12; provided, however, that if the termination occurs subsequent to a fiscal year end in which the Executive did not yet receive his earned bonus for the prior fiscal year, the numerator will be the number of full or partial months the Executive worked since the beginning of the prior fiscal year.

(c)                                  24 months of COBRA benefit premiums (or such shorter period during which such person is eligible for such benefits).

(d)                                 Continuation of term life insurance premium payments for 24 months.

(e)                                  12 months of outplacement services, up to $20,000.

The Severance Agreements have been amended to remove the Company’s obligation to reimburse the Executives for income taxes payable in connection with benefits under (c), (d) and (e) above.

Termination of Employment by the Company: The Company may cause a Termination of an Executive’s Employment for Unacceptable Performance at any time during the Term other than during a Change in Control Coverage Period. The Board must provide the Executive with a notice of termination specifying the specific acts or failures constituting Unacceptable

Performance, accompanied by a resolution adopted by the Board. The Executive will have the ability to cure if the act or failure is correctable. The Severance Agreements were amended to provide that the Board vote required to adopt such resolution is a majority of the entire Board, reduced from the 2/3 vote previously required.

The Company may cause a Termination of the Executive’s Employment for Cause at any time.  The Board must provide the Executive with a notice of termination specifying the specific acts or failures constituting Cause, accompanied by a resolution adopted by the Board. The Executive will have the ability to cure if the act or failure is correctable. The Severance Agreements were amended to provide that the Board vote required to adopt such resolution is a majority of the entire Board, reduced from the 3/4 vote previously required.

In the case of a termination due to Disability (at any time during the Term other than during a Change in Control Coverage Period) or death, the Company will continue to pay the Executive’s base salary for a 3-month period.  In addition, for the partial fiscal year in which the termination occurs, the Executive will be entitled to a pro rated bonus (based on number of full or partial months the Executive worked in the partial fiscal year) to the extent such bonus would have been earned under his applicable bonus plan if his employment had continued through the next bonus payment date.

Accelerated Vesting of Equity Awards upon Certain Events:

In the event (A) the Company terminates the Executive’s employment for any reason other than for Cause, Unacceptable Performance, Disability, or death, or (B) during a Change in Control Coverage Period, the Company terminates the Executive’s employment for any reason other than for Cause or death, or (C) the Executive terminates his employment for Adequate Reason or Good Reason or (D) the Executive’s employment terminates due to death, all unvested stock options and restricted stock then held by the Executive will automatically vest upon the termination of such Executive’s employment.  In the event of a termination of the Executive’s Employment due to Retirement, all unvested stock options then held by the Executive will automatically vest upon the termination of such Executive’s employment. In the event of a termination of the Executive’s Employment due to Disability, any stock option or restricted stock award that would have vested within the 12 month period following the termination date but for the Executive’s termination of employment (e.g., stock options and restricted stock awards subject only to time vesting restrictions), will automatically vest as of the termination date.  In addition, the Company may, in its discretion, accelerate the vesting of any stock option or restricted stock award held by an Executive in the event the Company terminates the Executive’s employment for any reason.

Clawback:  As previously disclosed in the Company’s SEC filings, in connection with the Severance Agreements, each Executive entered into separate Confidentiality and Non-Compete Agreements (each a “Non-Compete Agreement”) with the Company or Minntech, as applicable. If an Executive intentionally and materially breaches any provision of the Non-Compete Agreement and fails to cure such breach (if curable) within thirty (30) days, he shall promptly repay to the Company any and all severance amounts previously paid to him under the Severance Agreement.

Disputes: In any judicial or other proceedings in which the Executive’s right to, or the amount of, benefits is disputed, the ultimate burden of proof will be on the Company.  In addition, the Company will be obligated to pay all reasonable out-of-pocket expenses, including reasonable legal fees and legal expenses, incurred by an Executive in connection with any proceeding to enforce the Severance Agreement or to construe, determine, or defend the validity of the Severance Agreement.

This foregoing summarizes the material amendments to the Severance Agreements, but does not purport to be complete and is qualified in its entirety by the terms and conditions of the Severance Agreements, copies of which are attached as Exhibits 10.1-10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
10.1	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Andrew A. Krakauer.
10.2	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Seth R. Segel.
10.3	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Craig A. Sheldon.
10.4	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Eric W. Nodiff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President and Chief Executive Officer

Date: December 1, 2011

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Andrew A. Krakauer.
10.2	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Seth R. Segel.
10.3	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Craig A. Sheldon.
10.4	Amended and Restated Executive Severance Agreement dated as of November 28, 2011 between Registrant and Eric W. Nodiff.